CLAYMONT, DE
Original Issue Date: April 13, 2021
Original Principal Amount: $1,500,000.00

8% SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned **CARBON-ION ENERGY, INC.**, a Delaware corporation, located at 7 Gay Street 3N, New York, NY 10014 ("Maker"), or any successor in interest, promises to pay, to **CORPORATE UNIVERSE, INC.**, a Delaware corporation, located at 2093 Philadelphia Pike, #8334, Claymont, DE 19703 ("Payee"), or its designated assignees (Maker, and each of Maker's designated assignees, a "Holder"), the aggregate principal sum of **ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00)** with interest at the Interest Rate (as hereinafter defined) on the unpaid principal amount from the date hereof until the Original Principal Amount, and accrued but unpaid interest, has been paid in full, whether at the Maturity Date (as hereinafter defined) or otherwise, all as more fully set forth herein. All outstanding principal and interest shall be paid on or March 31, 2022 (the "Maturity Date"), unless otherwise converted or forgiven in accordance with the provisions set forth below.

BACKGROUND

This Note is a Secured Promissory Note, which is executed simultaneously with a Security Agreement dated April 13, 2021; and

On March 16, 2021, the Maker entered into that certain share purchase agreement (the "Share Purchase Agreement") with the shareholders of Oxcion Limited, a corporation incorporated and registered in England and Wales with a company number 06826090 (which was formerly known as Solutions for Start Up Ventures Limited) ("S4"), pursuant to which S4 became, and is now, a wholly-owned subsidiary of the Maker;

Prior to the execution of the Share Purchase Agreement, on September 11, 2020, S4 had purchased the business of Zapgo Limited ("Zapgo"), including Zapgo's patents and other intellectual property (the "Zapgo Assets"), which was purchased as a going concern from the administrators of Zapgo on September 11, 2020, and as such, the Zapgo Assets are presently owned by S4;

The Maker and Payee have entered into that certain Share Exchange Agreement dated April 13, 2021 (the "COUV Share Exchange Agreement"), a copy of which is annexed hereto as **Exhibit A**. The COUV Share Exchange Agreement contemplates that Payee will issue 100,000,000 shares of COUV common stock and 100,000 shares of COUV preferred stock to the Maker's shareholders, in exchange for all of the issued and outstanding capital stock of the Maker, as a result of which the Maker will become a wholly-owned subsidiary of Payee.

AGREEMENT

1. This Note Amends, Replaces and Supersedes Prior Notes. This Secured Promissory Note (the "Note") is, in part, intended to amend, replace and supersede (i) the $100,000 Promissory Note, dated December 11, 2020 and (ii) the $400,000 Promissory Note, dated January 25, 2021 issued by S4 in favor of Payee (the "Prior Notes"). It being understood and agreed to by the parties that the Prior Notes, annexed hereto as **Exhibit B**, have been cancelled in their entirety and replaced by this Note, with $500,000 of the principal balance, and accrued interest, representing the sum of all obligations for loans made by S4 to Payee.

2. Voluntary Conversion By Holder. At any time after the Original Issue Date until this Note is no longer outstanding, and presuming that the closing of the COUV Share Exchange Agreement has not occurred, the outstanding principal and accrued but unpaid interest of this Note shall be convertible, in whole and not in part, into shares of common stock, par value $0.000001 per share ("Common Stock") of the Maker at the option of the Holder, at any time ("Voluntary Conversion"). The Holder shall effect a Voluntary Conversion by delivering to the Maker a Notice of Conversion, in the form which is attached hereto as **Exhibit C** (a "Notice of Conversion"). The conversion rate in effect on such date (the "Conversion Date") shall be equal to the rate of conversion necessary to convert the Original Principal Amount, together with all accrued but unpaid interest, into twenty percent (20%) of the then outstanding capital stock of the Maker on a fully diluted basis (including all convertible securities, warrants and options).

3. Automatic Forgiveness of Note. Notwithstanding the foregoing, in the event that this Note has not otherwise been converted, upon completion of the transactions contemplated in the COUV Share Exchange Agreement, this Note, together with all accrued but unpaid interest, shall be automatically forgiven, without any further action on the part of the Maker or the Holder, and the capitalization and shareholdings of COUV shall be as set forth in the COUV Share Exchange Agreement and the Exhibits thereto. ("Automatic Forgiveness").

4. Interest Rate. The "Interest Rate" shall be eight (8%) percent per annum, until the Original Principal Amount of this Note, together with all unpaid accrued interest, thereon, shall have been paid in full; provided, however, (i) that the accrued interest on the initial $500,000 of the Original Principal Amount shall be calculated as beginning on the respective dates of the Prior Notes, and (ii) that in no event shall the Interest Rate exceed the maximum rate or amount permittedby applicable law. Accrued interest shall be computed on the basis of a 365-day year for the actual number of days elapsed during the period for which computed. Each payment of principal and interest shall first be applied to accrued interest due hereunder and the balance, if any, to the principal hereof. If an Event of Default occurs, this Note, together with all unpaid accrued interest, thereon, shall accrue (the "Default Interest"). All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America by wire to the bank account of Payee or in same day funds at the office of Payee set forth above, or at such place as shall be designated by Payee in writing.

5. Default. An "Event of Default" means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by Regulation or pursuant to any judgment, decree or order of any court, or any order, rule or Regulation of any Governmental Authority), which, has not been cured within the (A) the time period specifically provided for below, or (B) thirty (30) days after notice of such failure sent by the Payee or by any other Holder to Maker:

i. any default in the payment of the principal amount of this Note or accrued interest or any other amount owing to a Holder on this Note or by Maker under any Transaction Document, as and when the same shall become due and payable;

ii. Maker shall fail for any reason to comply with any Section of this Note that provides for an action after a notice period or that provides a specific period of time for Maker to comply with;

iii. if any representation or warranty made by Maker in this Note shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv. Maker shall provide at any time notice to the Holder, including by way of public announcement, of Maker's intention to not honor any provision of this Note (including requests for conversions of this Note in accordance with the terms hereof);

v. Maker shall fail to observe or perform any other covenant, provision, or agreement contained in this Note which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Payee or by any other Holder to Maker and (B) five (5) Trading Days after Maker has become or should have become aware of such failure;

vi. A material breach, default or event of default (without regard for any cure period therefor provided therein) shall have occurred under any indebtedness of Maker (A) having (individually or in the aggregate for all such indebtedness) an aggregate maximum principal amount or commitment greater than One Hundred Fifty Thousand Dollars ($150,000), or (B) any such Indebtedness shall become or be declared due and payable prior to the date on which it would otherwise become due and payable;

vii. A material breach, default or event of default (without regard to any subsequent waiver of such event of default or any grace or cure period provided in the applicable agreement, document or instrument) shall have occurred under any other material agreement or contract to which Maker is obligated;

(A) Maker or any subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) of Maker commences a case or other proceeding under

any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding up, reorganization, arrangement, adjustment, protection, relief or composition of debts or liquidation or similar regulation of any jurisdiction relating to Maker or any subsidiary thereof or any proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, liquidator or other similar official for it or for any of its assets;

(B) any such case or other proceeding is commenced against Maker or any Subsidiary thereof by any other Person and such case or other Proceeding is not dismissed within forty-five (45) days after commencement;

(C) Maker or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or other proceeding is entered;

(D) Maker or any Subsidiary thereof shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of creditors;

(E) Maker or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or

(F) Maker or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action to authorize or otherwise for the purpose of effecting any of the foregoing.

ix. Any monetary judgment, writ or similar final process shall be entered or filed against Maker, any subsidiary of Maker or any of their assets for more than One Hundred Fifty Thousand Dollars ($150,000), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

x. The occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any asset of Maker or any subsidiary of Maker having an aggregate fair value or repair cost (as the case may be) in excess of One Hundred Fifty Thousand Dollars ($150,000) individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged or was otherwise covered by insurance within thirty (30) days after the date thereof;

xi. The clauses in the definition of Event of Default above operate independently, so that any action or event that falls within any such clause shall constitute an Event of Default regardless of, whether because of a grace period or threshold or otherwise, it falls outside the language of any other clause.

6. Remedies Upon Event of Default. If any Event of Default occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest (including all interest, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, all of which shall continue to accrue whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and any other amounts owing by Maker in respect thereof shall become, at the Holder's election in its sole discretion, in whole or in part, immediately due and payable, in cash or in shares of Common Stock (at the Holder's option in its sole discretion). Upon the payment in full in cash or in shares of Common Stock, the Holder shall promptly surrender this Note to or as directed by Maker. In connection with such acceleration described herein, the Holder need not provide, and Maker hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder's election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Maker shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm Maker's compliance with the terms and conditions of this Note and the other Transaction Documents and to enforce its rights hereunder and thereunder.

7. Assignment. Until notified in writing of the transfer of this Note by Payee, Maker shall be entitled to deem Payee as the owner and Holder of this Note. Payee shall be entitled to assign this Note andall of its rights, privileges, interests, and remedies hereunder to any other persons, firm, entity, bank, or corporation whatsoever (each an "Assignee") without notice to or consent by the Maker, and such Assignee shall be entitled to the rights, privileges, interests, and remedies of this Note and to exercise all such rights, interests, and remedies as fully as Payee. Maker may not assign this Note without the express written consent of the Payee, (and such Assignee or Assignees), which may be withheld in Payee's or Assignee's sole discretion.

8. Redemption by Maker. Maker may, upon at least three (3) business days' notice to Payee, prepay or redeem the unconverted principal, and accrued but unpaid interest of this Note, in whole or in part. Upon receipt of Maker's notice to Payee of Maker's intention to prepay or redeem this Note in whole or in part, Payee shall have at least three (3) days from the date of such receipt, to either accept Maker's prepayment or redemption, or to elect a Voluntary Conversion of the Note in accordance with the conversion metrics and procedure contained herein in Section 2 herein. Any prepayment or redemption of this Note, if accepted by Payee, shall be in the amount of the unpaid portion of the Original Principal Amount, plus accrued but unpaid interest.

9. Applicable Law and Jurisdiction. This Note is being delivered and is intended to be performed in the State of Delaware and is governed by the laws of the State of Delaware excluding any laws relating to the conflict or choice of laws. Maker agrees that all disputes arising, directly or indirectly, out of or relating to this Note and all actions to enforce this Note (the "Disputes") shall be dealt with and adjudicated exclusively in the state courtsof Delaware or the federal courts

sitting in Delaware (the "Delaware Courts"), and hereby expressly and irrevocably submits to the jurisdiction of such Delaware Courts for the resolution of such Disputes. So far as is permitted under the applicable law, this consent to jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners permitted by law, shall be necessary in order to confer jurisdiction upon the Maker in any Delaware Courts.

10. Venue. Maker irrevocably waives, by way of motion, as a defense or otherwise (i) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such Delaware Courts; (ii) any claim that any such suit, action or proceeding brought in such Delaware Courts has been brought in an inconvenient forum; or (iii) any claim that Maker is not subject to the jurisdiction of the Delaware Courts; provided that if service of process is effected upon Maker in one of the manners permitted by law, Maker agrees that final judgment from which Maker has not or may not appeal, in any such suit, action or proceeding brought in such Delaware Courts, shall be conclusive and binding upon Maker and, may so far as is permitted under the applicable laws, be enforced in the courts of any state or any federal court and in any other courts to the jurisdiction of which Maker is subject, by a suit upon such judgment and that Maker will not assert any defense, counterclaim, or set off in any such suit upon such judgment. Maker promises to pay all costs and expenses, including reasonable attorney's fees, incurred in the collection and enforcement of this Note.

11. Waiver and Release of Individual Personal Liability. Notwithstanding anything contained in this Note, (or, as contained in the Security Agreement), to the contrary, it is expressly understood and agreed by the Parties hereto that each and every representation, warranty, covenant, undertaking and agreement made in this Note (or, as contained in the Security Agreement) was not made or intended to be made as a personal representation, undertaking, warranty, covenant, or agreement on the part of any individual or entity, whether such individual or entity is a partner, stockholder, member, or other equity holder of either Party hereto, and any recourse, whether in common law, in equity, by statute or otherwise, against any such individual or entity is hereby forever waived and released.

12. Validity and Enforceability of Terms. If any term or provision of this Note (or, as contained in the Security Agreement) or the application thereof to any persons or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Note or the application of such term or provision to persons or circumstances, other than those as to which it is held to be unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the day and year first above written.

CARBON-ION ENERGY, INC.

By: ______________________

Name: Andrew Sispoidis

Title: Chief Executive Officer

EXHIBIT A

COUV Share Exchange Agreement

See attached.

EXHIBIT B

Prior Notes

See attached.

EXHIBIT C

Notice of Conversion

See attached.